Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Announces Restructuring Program
Positions Company for Sustained Profitability
Provides Key Metrics for 2017

SAN JOSE, Calif., Dec. 7, 2016 – SunPower Corp. (NASDAQ:SPWR) today announced a broad restructuring program to position the company for long term, sustainable growth.

“As we announced in our third quarter 2016 earnings release, given the current market dislocation, we have made the strategic decision to implement a broad restructuring program to position the company for sustained, long term profitability,” said Tom Werner, SunPower president and CEO. “We believe that our restructuring initiatives will enable us to successfully navigate through the current market transition and maximize cash flow while successfully positioning the company for the next phase of industry growth.”

The company will implement the following initiatives:

•	Rationalize capacity to balance production with near-term profitable demand through the closure of its ~700-megawatt (MW) nameplate capacity Fab 2 facility

•	Implement a global workforce reduction of approximately 25 percent or 2,500 employees

•	Reduce 2017 annual operating expenses to less than $350 million

•	Substantially decrease 2016 inventory to improve working capital and de-lever its balance sheet

•	Reduce annual 2017 capital expenditure by more than 50 percent to approximately $100 million

•	Continue to invest in next generation cell and module technology as well as complete solutions

As a result of these initiatives, the company expects to incur total restructuring charges of $225 million to $275 million through the end of 2017 of which approximately 30 percent will be in cash.

“We believe these actions, which are fully supported by our board of directors, are important to position the company for sustained profitability through the current industry transition. We are committed to our diversified go to market strategy, continuing to invest in our industry leading technology and product solutions, reducing our operational and manufacturing cost structure and continuing to allocate resources to those areas that will improve our global competitive position. With solar at grid parity in many markets, we believe the long-term industry opportunity has never been greater,” concluded Werner.

“This comprehensive restructuring program will enable us to successfully navigate the current challenging industry conditions while positioning us for success over the long term,” said Chuck Boynton, SunPower chief financial officer. “In the short term, we remain focused on improving working capital and maximizing cash flow which will strengthen our balance sheet while providing the resources necessary to fund our strategic growth plans.”

Financial Outlook
As a result of its announced and previous initiatives, the company will record restructuring charges of at least $150 million on a GAAP basis in the fourth quarter of 2016. Also, consistent with its focus on increasing cash flow, the company will record a fourth quarter GAAP and non-GAAP charge in the range of $50 million to $55 million as a result of the anticipated sale of above market polysilicon. The company’s previously disclosed 2016 fiscal year guidance did not reflect the impact of these two fourth quarter charges.

Additionally, the company is providing the following key financial metrics for 2017.

Revenue of $1.8 billion to $2.3 billion on a GAAP basis and $2.1 billion to $2.6 billion on a non-GAAP basis, non-GAAP operational expenses of less than $350 million, capital expenditures of approximately $100 million, gigawatts (GW) deployed in the range of 1.3 GW to 1.6 GW. Also, the company expects to record GAAP restructuring charges totaling $75 million to $125 million in fiscal year 2017.

Additionally, the company expects to generate positive cash flow from operations through the end of fiscal year 2017 and exit the year with approximately $300 million in cash. The company believes that cash flow and liquidity are the key evaluation metrics for its investors.

The company will host a conference call for investors this morning to discuss its restructuring program and 2017 financial outlook at 5:30 a.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental slides related to today’s announcement on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our positioning for future success, long-term profitability, competitive position, and our ability to successfully navigate current market conditions and succeed in the next phase of industry growth; (b) our expectations for the solar industry and the markets we serve, including near-term market conditions, the long-term fundamentals for solar power, and prospects for long-term industry growth; (c) our restructuring and cost reduction plans; (d) our expectations for the timing, success and financial impact of our restructuring and other initiatives, including impact on our balance sheet, long-term cash flow and annual operating and other expenses; (e) our ability to improve working capital, maximize cash flow, reduce costs, balance production with near-term profitable demand, lower inventory, reduce capital expenditures, improve liquidity, allocate investments, appropriately size our manufacturing and fund our strategic plans, and to meet any of our goals in respect of any of the foregoing measures; (f) anticipated restructuring and other accounting charges; and (g) key financial metrics for fiscal year 2017, including GAAP and non-GAAP revenue, operational expenses, capital expenditures and gigawatts deployed. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) challenges inherent in constructing certain of our large projects; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges executing on our HoldCo and YieldCo strategies, including the risk that 8point3 Energy Partners may be unsuccessful; (10) fluctuations or declines in the performance of our solar panels and other products and solutions; (11) our ability to identify and successfully implement concrete actions to meet our cost reduction targets, reduce capital expenditures, and implement our planned restructuring initiatives, including the planned realignment of our manufacturing operations and power plant segment; and (12) the outcomes of previously disclosed litigation.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2016 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX and OASIS are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well. Other marks are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

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Sale-leaseback transactions. The company includes adjustments related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

For more information about this non-GAAP financial measure as well as other non-GAAP financial measures used by the company, please see the company’s Current Report on Form 8-K filed on November 9, 2016, and the table captioned "FY 2017 Guidance" set forth at the end of this release.

FY 2017 GUIDANCE	Fiscal 2017
Revenue (GAAP)	$1,800,000-$2,300,000
Revenue (non-GAAP) (1)	$2,100,000-$2,600,000

Estimated non-GAAP amounts above for fiscal 2017 include net adjustments that increase revenue by approximately $300 million related to sale-leaseback transactions.